UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED – JUNE 30, 2012

CIG WIRELESS CORP.

(Exact name of Registrant as specified in its charter)

NEVADA	000-53677	68-0672900
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification Number)

Five Concourse Parkway, Suite 3100

Atlanta, GA 30328

(Address of principal executive offices)

(678) 332-5000

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

 Item 8.01:            Other Events.

On June 30, 2012, CIG Wireless Corp. (the “Company”) restructured the ownership of certain of its subsidiaries and communication towers (the “Restructuring”) intended to align the Company’s organization with its strategic plans, including anticipated near-term financing.

Prior to the Restructuring, title to a number of the wireless communications towers was held by Communications Infrastructure Group, LLC (“CIG LLC”), a subsidiary of the Company.  However, profit participation rights in the towers (the “Profit Participation”) was separately reserved to third party investment funds domiciled in the Republic of Germany: InfraTrust Zwei GmbH & Co. KG, InfraTrust Fünf GmbH & Co. KG,  and BAC Infratrust Premium Neun & Co. KG (collectively, the “Funds”).  The respective Profit Participation rights were previously set forth in three separate Atypical Silent Partnership Agreements with CIG LLC (the “ASPs”).

The Restructuring was required and requested by the manager of the Funds in order to provide a more conventional legal structure for the ownership of the towers by the Company, while maintaining substantially the same economic rights for the Funds as derived from the towers.  Pursuant to the Restructuring, the Funds will now derive their economic rights in the towers through preferred Class A Membership Interests of CIG LLC, as further described below.

In 2011, the Funds were dual chartered as limited partnerships in the State of Georgia (collectively, the “Georgia LPs”).  The Georgia LPs are controlled and owned by the Funds, as follows: Compartment IT2, LP, Compartment IT5, LP and Compartment IT9, LP corresponding to InfraTrust ZweiGmbH & Co. KG, Infratrust FünfGmbH & Co. KG and BAC Infratrust Premium Neun & Co. KG, respectively.

The CIG LLC Amended and Restated Operating Agreement, dated June 30, 2012, (the “A&R Operating Agreement”)  provides for three preferred Class A Membership Interests:  Class A-IT2, Class A-IT5 and Class A‑IT9 (collectively, the “Class A Interests”), issued to Compartment IT2, LP, Compartment IT5, LP and Compartment IT9, LP, respectively.

At the closing of the Restructuring, the ASPs were assigned and transferred from the Funds to the corresponding Georgia LPs in connection with the exchange for the Class A Membership Interests.  CIG LLC issued each Georgia LP preferred Class A Membership Interests to replicate the Profit Participation rights previously held through the respective ASPs prior to the Restructuring.  The ASPs terminated upon effectiveness of the exchange for Class A Interests.

The CIG LLC A&R Operating Agreement also provides for a class of management membership interests (the “Management Interests”), which were issued to CIG Towers, LLC, a subsidiary of the Company.  CIG LLC will be managed by another subsidiary, CIG Solutions, LLC (“CIG Solutions”), as manager.  Management of CIG LLC remains subject to unanimous consent of the Class A Interests for certain Company actions.  As manager, CIG Solutions will receive a management fee of 1% of the capital contributions made by the holders of the Class A-IT2 Interests and Class A-IT9 Interests plus any related third party loans and a broker fee of 5% of the gross value of new towers attributable to the Class A-IT5 Interests plus any related third party loans.  The capital contributions are defined by the value of the tower assets previously underlying the respective ASPs exchanged for the Class A Interests.

Distributions will be made to Compartment IT2, LP by CIG LLC from: (i) available funds related to the communication towers attributable to the Class A-IT2 Interests; and (ii) available funds related to any and all communication towers subsequently acquired with proceeds from loans derived from collateralization of towers attributable to the Class A-IT2 Interests, in the following order of priority:

  20% return in an amount equal to an internal rate of return on the previously contributed capital calculated from February 16, 2010, to the holders of the Class A-IT2 Interests; then

  80% to the holders of the Class A-IT2 Interests and 20% to the holders of the Management Interests.

Distributions will be made to Compartment IT5, LP by CIG LLC from: (i) available funds related to the communication towers attributable to the Class A-IT5 Interests; and (ii) available funds related to any and all communication towers subsequently acquired with proceeds from loans derived from collateralization of towers attributable to the Class A-IT5 Interests, in the following order of priority:

  20% return on its capital contribution, in an amount equal to an internal rate of return on the previously contributed capital calculated from December 21, 2010 to the holders of the Class A-IT5 Interests; then

  80% to the holders of the Class A-IT5 Interests and 20% to the holders of the Management Interests.

Distributions will be made to Compartment IT9, LP by CIG LLC from: (i) available funds related to the communication towers attributable to the Class A-IT9 Interests; and (ii) available funds related to any and all communication towers subsequently acquired with proceeds from loans derived from collateralization of towers attributable to the Class A-IT9 Interests, in the following order of priority:

  10% return on its capital contribution, in an amount equal to an internal rate of return on the previously contributed capital calculated from February 26, 2010 to the holders of the Class A-IT9 Interests; then

  80% to the holders of the Class A-IT9 Interests and 20% to the holders of the Management Interests.

Distributions will be made to the holder of the Management Interests as per above and also from all other funds available for distribution which are: (i) not related to the respective communication towers attributable to the Class A Interests; and (ii) not related to any and all communication towers subsequently acquired with proceeds from loans derived from collateralization of the towers attributable to Class A Interests.  Funds available for distribution are determined by reference to revenues less expenses, subject to customary accounting adjustments and reserves.

In the event of a liquidation of CIG LLC, the holders of each of the Class A Interests will receive the net proceeds from the liquidation of the corresponding communication towers and related assets contributed by the respective Georgia LPs to CIG LLC.

At the discretion of the Funds’ manager, the Class A Interests are convertible into shares of Company common stock, par value $.0001 per share (the “Common Stock”), at any time prior to the first anniversary of the date the Common Stock becomes eligible for electronic book-entry delivery and settlement depository services by the Depository Trust Company (“DTC Eligibility”).  The Class A Interests will convert into such number of shares of Common Stock equal to the Class A Member’s capital account divided by a conversion price per share calculated by reference to the dollar value which is equal to 25% less than the prior twenty trading days’ volume weighted average price of the Common Stock.  After the first anniversary date of DTC Eligibility, the Class A Interests remain convertible into Common Stock without discount upon termination or liquidation of the respective Georgia LP.  The conversion rights of the holders of the Class A Interests may only be exercised in full.  The conversion price is subject to customary anti-dilution protections.

The shares of Common Stock issued by the Company upon conversion of the Class A Interests will be subject to a market stand-down provisions, in which the converted shares may not be sold or traded during the 12 months following issuance.  On December 31, 2014 for the Class A-IT2 Interests and Class A-IT5 Interests and on March 31, 2015 for the Class A-IT9 Interests and upon termination (liquidation) of the Class A interest by the Funds, the conversion of the relevant Class A Interests into Common Stock will be effectuated at a conversion price equal to the prior twenty trading days’ volume weighted average price of the Common Stock.  The Class A Interests may not convert into the number of shares of Common Stock that exceed the number of authorized shares of Common Stock, less the number of issued and outstanding shares of Common Stock, less the number of shares of Common Stock issuable under all other outstanding convertible instruments of the Company, and also less any other obligations of the Company to issue shares of Common Stock.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CIG WIRELESS CORP.

By:	/s/ Paul McGinn
Name: Paul McGinn Title: President and Chief Executive Officer

Date:      July 11, 2012